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Rise Gold Provides Grade Ranges and Clarifications for Initial Exploration Target

July 2, 2019 – Vancouver, British Columbia – At the request of the Investment Industry Regulatory Organization of Canada, Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the “Company”) is pleased to provide a range of gold grades for the Initial Exploration Target previously disclosed and clarifications to our news release dated June 28th, 2019 for the Idaho-Maryland (“I-M”) Gold Project.

https://www.risegoldcorp.com/uploads/content/June28RiseGoldAnnouncesSignificantExplorationTargetattheIdahoMarylandGoldProject.pdf

A range of grades for the Initial Exploration Target is presented in Table 1. The Initial Exploration Target is between 2,280,000 – 3,410,000 tons (2,068,000 – 3,094,000 tonnes) of mineralized material with grades ranging from 0.19 – 0.30 oz per ton gold (6.5 – 10.3 grams per tonne) and containing 432,000 – 1,019,000 oz gold.

TABLE 1 – Initial Exploration Target Summary

			tons mineralized material		Gold Grade (oz per ton)		Contained Gold (oz)
Block	Zone	Level	Low Case	Base Case	Low Case	Base Case
A	Idaho #2	I2700L - B3280L	540,000	810,000	0.18	0.27	97,000	219,000
B	Idaho #2	I2700L	200,000	300,000	0.09	0.19	18,000	57,000
C	Idaho #2 - Splays	I2400L	170,000	250,000	0.20	0.24	34,000	60,000
D	Idaho #1 Morehouse	I2400L - B3280 L	170,000	250,000	0.30	0.47	51,000	118,000
E	Idaho #1	I2400L - B3280 L	320,000	480,000	0.30	0.47	96,000	226,000
F	Brunswick #1	B1600L - B1880L	290,000	440,000	0.20	0.36	58,000	158,000
G	Brunswick #32	B1300L - B1880L	120,000	180,000	0.20	0.23	24,000	41,000
H	Brunswick #10HW	B1600L - B1880L	80,000	120,000	0.12	0.20	10,000	24,000
I	Brunswick #10 FW	B1600L - B1880L	90,000	130,000	0.09	0.20	8,000	26,000
J	Brunswick #41	B1880L - B2650L	300,000	450,000	0.12	0.20	36,000	90,000
	TOTAL		2,280,000	3,410,000	0.19	0.30	432,000	1,019,000

Block	Notes on Grade Assumptions
A	Base Case: Weighted average of North Section (I-19-13, I-19-13A, & I-19-14A) & South Section (historic hole I-2800-05); Low Case: Composite Grade of historic hole I-2800-06
B	Base Case: Weighted average (I-18-10 & historic hole I-2400-30); Low Case: Composite Grade of I-18-10
C	Base Case: Weighted average of 2 intercepts in I-18-11 diluted to a minimum width of 8 ft; Low Case: Based on historic cutoff of 0.20 oz/ton gold (mapping reports "fair" to "good" grades)
D

Base Case: Weighted average of historic channel sample on I-2400 west, diluted to 8 ft width;

Low Case: Weighted average of 2 veins in historic drill hole I-2400-40 & historic channel samples in I-2400 West

E

Base Case: Weighted average of historic channel sample on I-2400 west, diluted to 8 ft width;

Low Case: Weighted average of 2 veins in historic drill hole I-2400-40 & historic channel samples in I-2400 West

F	Base Case: Composite of drill intercept in B-17-01; Low Case: Based on historic cutoff of 0.20 oz/ton gold (mapping reports "fair" to "good" grades)
G	Base Case: Composite of drill intercept in B-18-04; Low Case: Based on historic cutoff of 0.20 oz/ton gold (mapping reports "fair" to "good" grades)
H	Base Case: Based on historic cutoff of 0.20 oz/ton gold (mapping reports "fair" grades); Low Case: Composite of drill intercepts B-18-04 & B-18-07
I	Base Case: Based on historic cutoff of 0.20 oz/ton gold (mapping reports "fair" grades); Low Case: Composite of drill intercepts B-18-04 & B-18-08
J	Base Case: Based on historic cutoff of 0.20 oz/ton gold (mapping reports "fair" to "good" grades); Low Case: Composite of drill intercepts B-18-06 which is adjacent to modelled shoot.

The Company clarifies that the Initial Exploration Target is only “conceptual in nature” and it is not an “estimate” of mineral resources. The Company retracts the use of the word “estimate” in conjunction with the calculation of the Initial Exploration Target.

The Company cautions investors that the potential quantities and grades of the Initial Exploration Target are conceptual in nature and there has been insufficient exploration to define a mineral resource. The exploration target therefore does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve. It is uncertain if further exploration will result in the target being delineated as a mineral resource.

The Company included photographs of selected core intervals in its previous news release. The Company cautions investors that photos of these selective intervals are of high-grade gold mineralization and are not representative of the average mineralization hosted on the property.

The Company has commenced engineering work to support an application for a Use Permit from Nevada County which will include an application for full commercial mining with onsite mineral processing. The Company will prepare design work necessary to support permit applications in order to advance the project. This engineering work requires assumptions in regard to planned throughputs and mining methods.

The Company cautions investors that no technical report has been filed to support that this rate of production can be achieved or that certain mining methods will be economic or successful.

The Company has not made a production decision at the Idaho-Maryland Gold Project at this time. The Company cautions that projects put into production without first establishing mineral reserves, supported by a technical report, and completion of a feasibility study have a much higher risk of economic and/or technical failure.

The Company noted in its previous news release that broken “ore” inventory in historic shrinkage stopes was excluded from the Initial Exploration Target. The Company retracts the use of the word “ore” for this material. “Ore” is a restricted term only to be used when referencing mineral reserves. No mineral resources or reserves have been delineated on the property. It is uncertain if this broken rock may be recoverable in the future.

The Company previously provided information regarding the mineral potential to depth below and excluded from the Initial Exploration Target. The Company believes that these drill intercepts are important. However, the Company cautions investors that these deep intercepts are at great distances from the existing underground working of the Idaho Maryland Mine and the Initial Exploration Target and the potential and significance of these deep drill intersections are unknown at this time.

Benjamin Mossman, P.Eng, CEO of Rise Gold, is the qualified person for the historic production disclosure and Initial Exploration Target contained in this news release. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic Idaho-Maryland Gold Mine located in Nevada County, California, USA. Past production of the Idaho-Maryland for the period from 1866 to 1955 is estimated at 2,414,000 oz of gold at an average mill head grade of 17 gpt gold. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com. Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.